                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-DEC-00
MASTER SERVICING DIVISION

DEAL REFERENCE                                                   93-2A             93-2C              93-2D              93-2E.A
                                                            --------------     --------------     --------------     --------------
BEGINNING SECURITY BALANCE                                  $19,805,084.56     $60,616,298.79     $36,567,483.32     $23,976,977.55
  Loans Repurchased                                                     --                 --                 --                 --
  Scheduled Principal Distribution                               35,162.43          99,207.81         361,592.65         223,279.57
  Additional Principal Distribution                               6,121.89         115,849.59          37,950.32          31,975.00
  Liquidations Distribution                                             --         208,587.07         505,884.77                 --
  Accelerated Prepayments                                               --                 --                 --                 --
  Adjustments (Cash)                                                    --                 --                 --                 --
  Adjustments (Non-Cash)                                                --                 --                 --                 --
  Losses/Foreclosures                                                   --                 --                 --                 --
  Special Hazard Account                                                --                 --                 --                 --
                                                            --------------     --------------     --------------     --------------
                                Ending Security Balance     $19,763,800.24     $60,192,654.32     $35,662,055.58     $23,721,722.98
                                                            ==============     ==============     ==============     ==============
INTEREST DISTRIBUTION:

Due Certificate Holders                                     $   123,942.13     $   369,738.01     $   204,299.07     $   132,733.34
Compensating Interest                                                   --             778.36           1,861.38                 --

  Trustee Fee (Tx. Com. Bk.)                                        222.81             757.70             457.09             259.75
  Pool Insurance Premium (PMI Mtg. Ins.)                                --                 --                 --           5,274.94
  Pool Insurance (GE Mort. Ins.)                                  4,792.83                 --           5,887.36                 --
  Pool Insurance (United Guaranty Ins.)                                 --                 --                 --                 --
  Backup for Pool Insurance (Fin. Sec. Assur.)                          --                 --                 --                 --
  Special Hazard Insurance (Comm. and Ind.)                         940.74                 --                 --                 --
  Bond Manager Fee (Capstead)                                       313.58             757.70             533.28             299.71
  Excess Compensating Interest (Capstead)                               --                 --                 --                 --
  Administrative Fee (Capstead)                                     536.42           2,525.74           1,142.73             849.19
  Administrative Fee (Other)                                            --                 --                 --                 --
  Excess-Fees                                                           --                 --                 --                 --
  Special Hazard Insurance (Aetna Casualty)                             --                 --                 --                 --
  Other                                                                 --                 --                 --                 --
                                                            --------------     --------------     --------------     --------------
                                             Total Fees           6,806.38           4,041.14           8,020.46           6,683.59
                                                            --------------     --------------     --------------     --------------
 Servicing Fee                                                    5,829.17          15,741.10          10,106.73           6,525.49
 Interest on Accelerated Prepayments                                    --                 --                 --                 --
                                                            --------------     --------------     --------------     --------------
                            Total Interest Distribution     $   136,577.68     $   390,298.61     $   224,287.64     $   145,942.42
                                                            ==============     ==============     ==============     ==============
LOAN COUNT                                                              77                235                198                127
WEIGHTED AVERAGE PASS-THROUGH RATE                             7.509715778        7.334985027          6.7653696         6.64303946

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-DEC-00
MASTER SERVICING DIVISION

DEAL REFERENCE                                                  93-2E.B            93-2G              1995-A             1996-A
                                                            --------------     --------------     --------------     --------------
BEGINNING SECURITY BALANCE                                  $68,282,886.56     $98,147,254.36     $23,947,461.73     $18,517,519.79
  Loans Repurchased                                                     --                 --                 --                 --
  Scheduled Principal Distribution                              107,239.34         161,941.11          25,654.10          25,514.63
  Additional Principal Distribution                              14,536.28          43,536.54           5,533.70           2,271.80
  Liquidations Distribution                                             --         893,722.84         527,139.93         171,336.72
  Accelerated Prepayments                                               --                 --                 --                 --
  Adjustments (Cash)                                                    --                 --                 --                 --
  Adjustments (Non-Cash)                                                --                 --                 --                 --
  Losses/Foreclosures                                                   --                 --                 --                 --
  Special Hazard Account                                                --                 --                 --                 --
                                                            --------------     --------------     --------------     --------------
                                Ending Security Balance     $68,161,110.94     $97,048,053.87     $23,389,134.00     $18,318,396.64
                                                            ==============     ==============     ==============     ==============
INTEREST DISTRIBUTION:

Due Certificate Holders                                     $   403,468.27     $   582,135.89     $   166,808.20     $   120,814.62
Compensating Interest                                                   --           2,499.83                 --                 --

  Trustee Fee (Tx. Com. Bk.)                                        739.73           1,104.16             199.56             231.47
  Pool Insurance Premium (PMI Mtg. Ins.)                         15,022.24                 --                 --                 --
  Pool Insurance (GE Mort. Ins.)                                        --                 --           8,980.30           5,333.04
  Pool Insurance (United Guaranty Ins.)                                 --                 --                 --                 --
  Backup for Pool Insurance (Fin. Sec. Assur.)                          --                 --                 --                 --
  Special Hazard Insurance (Comm. and Ind.)                             --                 --                 --                 --
  Bond Manager Fee (Capstead)                                       853.54           1,226.84                 --                 --
  Excess Compensating Interest (Capstead)                               --                 --             267.22             701.63
  Administrative Fee (Capstead)                                   2,418.38           4,089.63             605.80             771.60
  Administrative Fee (Other)                                            --                 --                 --                 --
  Excess-Fees                                                           --                 --                 --                 --
  Special Hazard Insurance (Aetna Casualty)                             --                 --             548.80             424.36
  Other                                                                 --                 --                 --                 --
                                                            --------------     --------------     --------------     --------------
                                             Total Fees          19,033.89           6,420.63          10,601.68           7,462.10
                                                            --------------     --------------     --------------     --------------
 Servicing Fee                                                   17,794.39          24,243.45           7,483.61           5,100.43
 Interest on Accelerated Prepayments                                    --                 --                 --                 --
                                                            --------------     --------------     --------------     --------------
                            Total Interest Distribution     $   440,296.55     $   615,299.80     $   184,893.49     $   133,377.15
                                                            ==============     ==============     ==============     ==============
LOAN COUNT                                                             244                371                113                 71
WEIGHTED AVERAGE PASS-THROUGH RATE                             7.090531001        7.148064086        8.358708002        7.829209616

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-DEC-00
MASTER SERVICING DIVISION


DEAL REFERENCE                                                  1996-B            1996-C.1          1996-C.2           1996-C.3
                                                            --------------     -------------     --------------     --------------
BEGINNING SECURITY BALANCE                                  $36,739,312.77     $5,513,494.54     $11,439,807.50     $10,155,222.84
  Loans Repurchased                                                     --                --                 --                 --
  Scheduled Principal Distribution                               44,733.80          5,322.44          13,116.26           9,643.79
  Additional Principal Distribution                               9,611.32            378.95           4,228.81           1,882.86
  Liquidations Distribution                                   1,005,602.18        312,281.83         299,677.46         966,098.69
  Accelerated Prepayments                                               --                --                 --                 --
  Adjustments (Cash)                                                    --                --                 --                 --
  Adjustments (Non-Cash)                                                --                --                 --                 --
  Losses/Foreclosures                                                   --                --                 --                 --
  Special Hazard Account                                                --                --                 --                 --
                                                            --------------     -------------     --------------     --------------
                                Ending Security Balance     $35,679,365.47     $5,195,511.32     $11,122,784.97     $ 9,177,597.50
                                                            ==============     =============     ==============     ==============
INTEREST DISTRIBUTION:

Due Certificate Holders                                     $   243,641.46     $   40,066.20     $    80,021.41     $    70,348.85
Compensating Interest                                                   --                --                 --                 --

  Trustee Fee (Tx. Com. Bk.)                                        459.24             68.92              95.33              84.62
  Pool Insurance Premium (PMI Mtg. Ins.)                          9,928.80                --                 --                 --
  Pool Insurance (GE Mort. Ins.)                                        --          1,587.89                 --                 --
  Pool Insurance (United Guaranty Ins.)                                 --                --                 --           3,782.82
  Backup for Pool Insurance (Fin. Sec. Assur.)                      963.41                --                 --                 --
  Special Hazard Insurance (Comm. and Ind.)                             --                --                 --                 --
  Bond Manager Fee (Capstead)                                           --                --                 --           2,169.92
  Excess Compensating Interest (Capstead)                         1,100.58            602.47             686.35           1,585.58
  Administrative Fee (Capstead)                                   1,530.83            275.70             238.29             415.39
  Administrative Fee (Other)                                            --                --                 --                 --
  Excess-Fees                                                           --                --                 --                 --
  Special Hazard Insurance (Aetna Casualty)                       1,062.38            126.35                 --             293.66
  Other                                                                 --                --                 --                 --
                                                            --------------     -------------     --------------     --------------
                                             Total Fees          15,045.24          2,661.33           1,019.97           8,331.99
                                                            --------------     -------------     --------------     --------------
 Servicing Fee                                                   10,950.62          1,722.99           2,658.38           3,173.53
 Interest on Accelerated Prepayments                                    --                --                 --                 --
                                                            --------------     -------------     --------------     --------------
                            Total Interest Distribution     $   269,637.32     $   44,450.52     $    83,699.76     $    81,854.37
                                                            ==============     =============     ==============     ==============
LOAN COUNT                                                             135                26                 58                 49
WEIGHTED AVERAGE PASS-THROUGH RATE                             7.957953755       8.720320597        8.393995441           8.569238


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